                                                                   EXHIBIT 10.41

                            ASSET PURCHASE AGREEMENT

       This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 30, 1997 ("Effective Date"), by and between Southwestern Ice, Inc., a Texas corporation (the "Buyer"), a wholly-owned subsidiary of Packaged Ice, Inc., a Texas corporation, or Buyer's nominee, and Pure Flo Package Water and Ice Co., a California corporation (the "Seller"), with respect to the following facts:

                                    RECITALS

       A. Seller is in the business of producing, storing and distributing ice to customer accounts located in San Diego County, California (the "Business").

       B. Seller desires to sell substantially all of the assets of the Business to Buyer, upon the conditions set forth in this Agreement.

       C. Buyer desires to purchase and acquire substantially all of the assets of the Business, upon the terms and subject to the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

       1.1 Agreement to Purchase and Sell Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase or acquire from the Seller, all right, title and interest of the Seller in and to all of the assets of the Business owned by Seller (other than the Excluded Assets) used in or in connection with, or arising out of, the Business (the "Assets"), including, but not limited to:

              (a) Property and Equipment. All of Seller's right, title and interest in and to all personal property and equipment (the "Property and Equipment") used by Seller in the Business including, but not be limited to, ice making equipment, merchandisers, bagging equipment, rolling stock including vehicles, forklifts, etc., spare parts and repair equipment, supporting equipment including pipes, electrical, condensers, compressors, bins, etc., furniture and fixtures, supplies, inventory, materials and computers used exclusively in the Business (both hardware and software) which are located at 7737 Mission Gorge Road, Santee, California (the "Facility"). Such Property and Equipment shall include, but not be limited to, the list of property and equipment set forth on Exhibit A. The Property and Equipment set forth on Exhibit A includes vehicles which are owned by Grant's Mark, Inc. ("Grant's Mark"), which is owned by Charles R. Grant, a principal shareholder of Seller.


              (b) Claims. Any and all claims and rights against third parties, if and to the extent they relate to the condition of the Assets including, without limitation, all rights under manufacturers'
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and vendors' warranties, and specifically including the credit balance with
Leer Manufacturing (collectively the "Claims");

              (c) Goodwill. All of Seller's goodwill in, and the going concern value of, the Business; and

              (d) Other Property. All telephone numbers and directory listings, telephone and mobile communications equipment, service contracts, customer lists and contracts, sales records, transferable licenses and permits, and normal business records associated with the Business.

       1.2 Excluded Assets. The Assets shall not include, and Seller shall not sell to Buyer, any of the following items (collectively, the "Excluded Assets"):

              (a) Cash. All cash on hand or in bank accounts, and any other cash equivalents, including without limitation certificates of deposit, commercial paper, treasury bills, asset or money market accounts, marketable securities and all such similar accounts or investments.

              (b) Accounts Receivable. All accounts receivable earned in the Business before the Closing Date (the "Accounts Receivable"). As set forth in Section 10.1, Buyer will remit to Seller any payments received by it on any of the accounts receivable incurred in the Business prior to the Closing Date.

              (c) Benefit Plan Assets. Pension, profit sharing and savings plans and trusts and any assets thereof or any assets resulting from the rollover by Seller's employees of any of the assets out of such plans.

              (d) Personal Property Consumed. All tangible personal property consumed by Seller in the ordinary course of business between the date hereof and the Closing Date.

              (e) Tax Refunds. All amounts due the Seller in connection with any tax refunds, prepaid taxes, rights under any tax-sharing agreement, or similar payments.

              (f) Corporate Records. The corporate minute book, corporate seals, tax return work papers, and similar corporate records of Seller.

              (g) Licenses and Permits. All governmental licenses and permits, or similar rights that cannot by their terms be assigned to Buyer.

       1.3    Liabilities.

              (a) Except as specifically provided for in this Section 1.3, Buyer shall not assume and shall not be responsible for, any liabilities, debts or obligations of Seller or of the Business, of any kind or nature whatsoever. Buyer agrees, as of the Closing Date, to assume only the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):




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                     (i)    The obligations of Seller under the contracts
listed on Exhibit B hereto (the "Contracts").

                     (ii) All liabilities and obligations relating to the Assets or the Business incurred or arising in connection with Buyer's operation of the Business on and after the Closing Date;

                     (iii) One-half of the sales, transfer, recording, and similar taxes (other than income taxes) arising out of the sale and transfer of the Assets.

              Buyer's obligation to assume the Contracts is limited in accordance with Section 12.4 below.

              (b) The Assumed Liabilities shall not include, and Buyer shall not assume or be liable for, and does not undertake or attempt to assume or discharge any of the following:

                     (i) All current or long term liabilities of Seller relating to the Assets or the Business set forth on the Balance Sheet;

                     (ii) All current liabilities of Seller relating to the Assets or the Business arising in the ordinary course of business from the Balance Sheet Date through the Closing Date;

                     (iii) Any income tax, sales tax, or payroll liability or obligation of Seller relating to the operation of the Business prior to the Closing Date or any delinquent sales, payroll or other delinquent tax obligation;

                     (iv) Any workers' compensation liabilities with respect to employees of the Business relating to illnesses or injuries occurring prior to the Closing Date;

                     (v) Any liability or obligation of Seller created under this Agreement or arising out of the transactions contemplated hereby, except as specifically provided in this Agreement;

                     (vi) Any liability or obligation of Seller arising out of or relating to any pension, retirement or profit-sharing plan or trust or any liability relating to the rollover by Seller's employees of any assets into or out of such plans ;

                     (vii) Any liability or obligation relating to the Assets or the Business incurred or arising in connection with the Seller's operation of the Business prior to the Closing Date; and

                     (viii) Any other liabilities or obligations of Seller not expressly assumed by Buyer hereunder.





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       1.4    Purchase Price and Method of Payment.  The total purchase price to be paid by Buyer for the Assets (the "Purchase Price") shall consist of (i) a cash payment at the Closing to Seller of Two Million Eight Hundred Thousand Dollars ($2,800,000) subject to adjustment by the amount of the Ice Bag Adjustment and (ii) the payment of Two Hundred Thousand Dollars ($200,000) (the "Contingent Payment") to Seller pursuant to the provisions of Section 1.6. The cash payment to Seller at the Closing shall be paid by wire transfer or cashier's check.

       1.5 Ice Bag Adjustment. As set forth in Section 1.4 above, the cash payment to Seller shall be adjusted by the amount of the Ice Bag Adjustment, if any. The Purchase Price will be subject to an upward adjustment at the Closing equal to the value of the quantity of ice bags received by Seller from and including June 20, 1997 to and including the Closing Date (the "Ice Bag Adjustment"). The ice bags shall be valued at Seller's cost. The quantity of ice bags received by Seller shall be determined from Seller's invoices and delivery tickets.

       1.6 Contingent Payment. At the Closing, the Contingent Payment shall be deposited by Buyer into an escrow account (the "Escrow") with Mission Valley Escrow to be paid to Seller in the manner set forth in this Section 1.6. Sales of product which are attributable to the Business for the calendar year 1997, including sales prior to the Closing, shall be measured as of December 31, 1997 (the "1997 Sales"). For each dollar by which the 1997 Sales exceed $1,800,000 (the "Target Sales Amount"), Seller shall be paid from Escrow one dollar of the Contingent Payment. To the extent the 1997 Sales are less than the Target Sales Amount or the 1997 Sales are less than $2,000,000, the Contingent Payment or any remaining portion thereof shall remain in Escrow to be paid to Seller based on First Year Sales. Sales of product which are attributable to the Business for the one year period from the Closing Date shall be measured as of June 30, 1998 (the "First Year Sales"). For each dollar by which the First Year Sales exceed the 1997 Sales, Seller shall be paid from Escrow one dollar of the remaining portion of the Contingent Payment. To the extent the greater of the 1997 Sales or First Year Sales are less than $2,000,000, the Contingent Payment or any remaining portion thereof shall be returned to Buyer. The Contingent Payment or any portion thereof which is due to Seller hereunder shall be paid to Seller within forty-five (45) days after December 31, 1997 or June 30, 1998. If Buyer replaces the service currently provided by Seller to a customer existing as of the Closing Date with service from another business of Buyer or an affiliate of Buyer, then the 1997 Sales and First Year Sales shall be credited by the amount of sales by Seller to that customer during the one
(1) year period prior to the Closing Date. Sales by Seller to such a customer for any period less than one (1) year prior to the Closing Date shall be annualized for purposes of crediting the 1997 Sales and First Year Sales. The Buyer shall pay the costs of the Escrow. Buyer and Seller shall execute escrow instructions (the "Escrow Instructions") to be delivered to Mission Valley Escrow.

       1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as provided in Exhibit A. Each Party agrees that it shall not take any position that varies from or is inconsistent with such allocation in any filing made by such party with the United States Internal Revenue Service or with any other local, state or federal regulatory authority.

       1.8 Covenant Not to Compete. At the Closing, the Seller and the principals of Seller shall enter into Covenants Not to Compete with Buyer (the "Non-Compete Agreement").





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       1.9    Lease Agreement.  At the Closing, Seller and Buyer shall enter into a Lease Agreement (the "Lease Agreement") for (i) use of the ice plant portion of the Facility until February 28, 1998, and (ii) sublease of the ice storage containers located in Vista, California until February 28, 1998. The terms of the Lease Agreement will include, but not be limited to, (i) a monthly rental of $1.00 per month, (ii) a set fee for utilities which are not separately metered (all water used will be included without additional charge), and (iii) the requirement that Buyer provide at least $5,000,000 general liability insurance together with insurance on the ice plant portion of the Facility and an indemnity to Seller, its officers, directors, employees, and shareholders from any liability relating to the operation of the ice plant portion of the Facility, specifically including the operation of the Ammonia Refrigeration System.

       1.10 Closing. The date of Closing (herein referred to as the "Closing Date") shall be on or before June 30, 1997 with the actual day of Closing on or before such date as mutually agreed to by the parties in writing. Unless otherwise agreed, the Closing shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California, at the hour of 4:00 p.m.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Except as specifically disclosed by Seller to Buyer in this Agreement or in Seller's Disclosure Memorandum (which disclosures shall be deemed to modify and qualify each of the following representations and warranties of Seller), Seller represents and warrants to Buyer as follows:

       2.1 Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller only conducts its business in San Diego County and is not required to be qualified to do business in any other jurisdiction. Seller has all necessary corporate powers to carry on the Business as it is now being conducted. Seller has full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

       2.2 Corporate Actions. All actions and proceedings necessary to be taken by or on the part of the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, to the extent required by its Articles of Incorporation, Bylaws and by law, the obtaining of votes, and consents and approvals by the shareholders and board of directors of Seller, have been duly and validly taken and obtained, and this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms.

       2.3 Capitalization; No Subsidiaries. The authorized number of shares of Seller is 8,200, all of one class, all of which are issued and outstanding, of which 4,184 shares are owned by the Charles R. Grant Family Trust which was established December 13, 1988, and Brian T. Grant, Jean A. Daly, Susan E. Troutman and Carol M. Bird each own 1,004 shares. The trustees of the Charles
R. Grant Family Trust are Charles R. Grant and Marian L. Grant.





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       2.4    No Defaults.  Neither the execution, delivery or performance by
Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, itself or with the giving of notice or the passage of time or both, will:

              (a) Violate or conflict with the provisions of the Articles of Incorporation or the Bylaws of Seller;

              (b) Violate or conflict with or result in any breach or in any default under, result in any termination or modification of, or cause any acceleration of any obligation of the Business under any contract, mortgage, indenture, agreement, lease or other instrument to which Seller is a party or by which it, the Business or any of the Assets is bound, or result in the creation of any encumbrance upon any of the Assets such as would have a material adverse effect on the Business or Assets taken as a whole; or

              (c) Violate any judgment, decree, order, statute, law, rule or regulation applicable to Seller.

       2.5 Breach. Seller is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, or Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree affecting the Business or the Assets, to which Seller is a party or by which it is bound, and has received no notices of same, where the effect thereof would have a material adverse effect on the Business or the Assets, taken as a whole. Further, Seller is current with all rent obligations owing under the Business' real property leases and with regard to all maintenance and repair expenses relating to equipment of the Business, invoices for which Seller pays in due course following receipt.

       2.6 Approvals and Consents. No approvals or consents of persons or entities not a party to this Agreement are legally or contractually required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement. To Seller's knowledge, no permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, except where its absence would not have a material adverse effect on the Business and Assets taken as a whole.

       2.7    Title to and Condition of Assets; Leases.

              (a) Seller has good, valid and marketable title to all of the Assets, free and clear of all liens, encumbrances and security interests of every kind or character.

              (b) Seller owns or leases all tangible assets necessary for the conduct of its Business. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.





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
              (c) Seller has all rights necessary to occupy the Facility and to enter into the Lease Agreement contemplated by this Agreement.

              (d) Seller is not in breach of the terms of the lease agreement for the ice storage containers used by Seller which are located in Vista, California (the "Vista Storage Lease"). The Vista Storage Lease is paid in full and current as of the date hereof.

              (e) Seller has the full right, power and authority to transfer to Buyer the vehicles owned by Grant's Mark.

       2.8 Balance Sheet of Seller. The Balance Sheet and Income Statement, a copy of which is contained in Seller's Disclosure Memorandum:

              (a) Presents fairly in all material respects the financial position of the Business as of the date shown thereon; and

              (b) Has been prepared for use in the ordinary course of the Business and in accordance with the books and records of Seller.

       2.9 Events Since Balance Sheet Date. Except as set forth in the Balance Sheet, and except as disclosed in this Agreement or in Seller's Disclosure Memorandum, there has not been since the Balance Sheet Date:

              (a) Any material adverse change in the assets or liabilities of the Business, other than changes in the ordinary course of business;

              (b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets; or

              (c) Any material transactions entered into or any material liabilities or obligations incurred by the Business, other than in the ordinary course of Business.

       2.10 Liabilities. Except for those liabilities (i) reflected or reserved against in the Balance Sheet, (ii) not yet due and payable or obligations to be performed or satisfied after the date hereof under contracts and agreements set forth in Seller's Disclosure Memorandum, (iii) disclosed in this Agreement or Seller's Disclosure Memorandum, and (iv) incurred in the ordinary course of business of the Business between the Balance Sheet Date and the Closing, there are no liabilities or obligations of Seller relating to the Business, known or unknown, due or not yet due, liquidated or unliquidated, fixed, contingent or otherwise, where the effect thereof would have a material adverse effect on the Business or the Assets taken as a whole.

       2.11 Taxes. Seller has filed all applicable federal, state, local and foreign tax returns required to be filed to date, in accordance with provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments shown as due thereon (including without limitation income, withholding, excise, unemployment, social security, occupation, transfer, franchise, property, sales





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
and use taxes, import, duties or charges, and all penalties and interest in respect thereof) except where the failure to file such returns or pay such taxes has no material adverse effect on the Business and the Assets taken as a whole.

       2.12 Compliance With Law and Regulations. To the best of Seller's knowledge, Seller is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operation of the Business and the use of the Assets, except where the failure to be in such compliance would not have a material adverse effect on the Business or the Assets taken as a whole. To the best of Seller's knowledge, Seller and the Facility are in full compliance with applicable environmental laws. Seller is not aware of any past or current tenant of the Facility violating any law, including, but not limited to, any environmental laws. Seller has properly filed all reports and other documents required to be filed with federal, state, local, or foreign governments or subdivisions or agencies thereof. Seller has not received any notice, not heretofore complied with, from any federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, or requirement of any public authority or body.

       2.13 Employees: Labor Problems. Seller has not suffered or sustained any labor disputes resulting in any work stoppage, and no such work stoppage is threatened. Seller is not a party to a collective bargaining agreement. There do not currently exist any written or oral contracts for long-term employment, consulting agreements or agreements containing provisions for significant severance or parachute payments. Seller is current in all of its salary obligations to its employees who are employed in connection with the Business, and each of such employees has been provided with an address and telephone number of Seller.

       2.14 Litigation. To the best of Seller's knowledge, there are no suits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Seller's knowledge, threatened against the Seller or the Business which will have a material adverse effect on the Business or the Assets taken as a whole after the Closing. There are no lawsuits, legal proceedings or investigations of any nature pending or, to Seller's knowledge, threatened against or affecting it which would materially impair Seller's ability to carry out the transactions contemplated by this Agreement.

       2.15 No Broker or Finder. Except for the Delphos Group and its agent, Richard Haskell, whose compensation in connection with this transaction will be paid solely by Seller, Seller has not employed or used the services of any broker or finder in connection with this transaction and shall hold Buyer completely free and harmless from the claims of any person claiming to have so acted on behalf of Seller.

       2.16   Operation in Ordinary Course.  Since the Balance Sheet Date:

              (a) Seller has operated the Business in the ordinary course of business, consistent with past practice, except as related to the transactions contemplated hereby; and





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              (b)    Seller has maintained its books, accounts and records in
the usual, customary and ordinary manner.

       2.17 Disclosure. Neither this Agreement nor Seller's Disclosure Memorandum contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

       Except as specifically disclosed by Buyer to Seller in this Agreement or in Buyer's Disclosure Memorandum (which disclosures shall be deemed to modify and qualify each of the following representations and warranties of Buyer), Buyer represents and warrants to Seller as follows:

       3.1 Corporate Status. Buyer is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Texas. Buyer is duly qualified to do business in each jurisdiction in which the character of and location of its assets or operations makes qualification to do business as a foreign corporation necessary. Buyer has full corporate power to carry on its business as it is now being conducted and as proposed to be conducted and to own and operate its assets. Buyer has full corporate power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby.

       3.2 Corporate Actions. All corporate or other actions and proceedings necessary to be taken by or on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with and subject to its terms.

       3.3 No Defaults. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will:

              (a) Violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Buyer;

              (b) Violate or conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Buyer is a party or by which it is bound, or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Buyer's assets, except for agreements, indentures and instruments related to the financing of the transactions contemplated by this Agreement; or

              (c) Violate any judgment, decree, order, statute, rule or regulation applicable to Buyer.





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
       3.4 Breach. Buyer is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, as amended, its Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree materially affecting the business of the Buyer, to which Buyer is a party or by which it is otherwise bound, where the effect thereof would have a material adverse effect on the Buyer.

       3.5 Approvals and Consents. No approvals or consents of persons or entities not a party to this Agreement are legally or contractually required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

       3.6 Litigation. There are no lawsuits, judgments, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against, or to Buyer's knowledge, threatened against the Buyer relating to or affecting the execution, delivery or performance of this Agreement or the ability of Buyer to perform its obligations under this Agreement.

       3.7 No Broker or Finder. There is no broker or finder or other person who would have any valid claim against any of the parties for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Buyer. Buyer shall hold Seller completely free and harmless from the claims of any person claiming to have so acted on behalf of Buyer.

       3.8 Disclosure. Neither this Agreement nor Buyer's Disclosure Memorandum contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV
                             DISCLOSURE MEMORANDUM

       Seller's Disclosure Memorandum (the "Seller's Disclosure Memorandum"), is attached to this Agreement as Attachment I, shall be executed on behalf of Seller, and shall contain accurate, true and correct information and data and, to the extent expressly set forth herein, shall be accompanied by a copy of each document referred to therein or otherwise identified as to its location to the reasonable satisfaction of Buyer. Buyer's Disclosure Memorandum (the "Buyer's Disclosure Memorandum") shall be executed on behalf of Buyer, and shall contain accurate, true and correct information and data in all material respects. Terms used and defined in this Agreement shall have the same definition when used in the Seller's Disclosure Memorandum or Buyer's Disclosure Memorandum, as the case may be, and any schedules or exhibits attached thereto.

                                   ARTICLE V
                              COVENANTS OF SELLER

       5.1 Representations and Warranties. Seller shall give detailed written notice to Buyer promptly upon learning of any fact which (i) would render untrue in any material respect any of





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Seller's or Buyer's representations or warranties contained in this Agreement or the information contained in Seller's Disclosure Memorandum or Buyer's Disclosure Memorandum, or (ii) would cause Seller or Buyer to fail to comply with its obligations hereunder in any material respect between the Effective Date and the Closing Date.

       5.2 Notice of Proceeding. Seller will promptly notify Buyer in writing upon:

              (a) Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby; or

              (b) Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

       5.3 Consummation of Agreement. Seller shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully consummated.

       5.4 Confidentiality. Seller agrees to keep confidential any information obtained from Buyer concerning Buyer or the business of Buyer, unless readily ascertainable from public or published information, or trade sources.

       5.5 Operations. Seller agrees, through the Closing Date, at Seller's sole cost and expense to (i) keep all existing insurance policies affecting the Assets in full force and effect; (ii) continue to provide all services and maintain all of the fixed Assets in good working order in a responsible manner consistent with past practice; and (iii) upon Closing, terminate all employees and settle all employment contracts.

       5.6 Operations Pending Closing. Subsequent to the date of this Agreement and prior to the Closing Date, Seller shall cause the Business to be operated in the ordinary course, consistent with past practice. Until and including the Closing Date, Seller shall use its best efforts to cause the Business to maintain its insurance coverage and its books, accounts and records in the usual manner in a basis consistent with current practice and to comply in all material respects with all laws, ordinances and regulations of governmental authorities applicable to the Business.

       5.7 Restrictions. Except as disclosed in this Agreement or in Seller's Disclosure Memorandum, prior to the Closing Date, and without the prior written consent of Buyer, Seller shall not:

              (a) Encumber or grant any security interest in any Asset other than in the ordinary course of business; or

              (b) In the ordinary course of business, enter into any Contract which obligates the Business to expend more than Ten Thousand Dollars ($10,000.00) following the Closing Date.

       5.8 Consents. Notwithstanding any other provision of this Agreement, to the extent that the consent or approval of any third person is required under any Contract in order to assign any such Contract from Seller to Buyer or otherwise by reason of the transactions provided for in this Agreement, except as set forth in the Seller's Disclosure Memorandum, Seller shall use its reasonable efforts to obtain such consents and approvals. If any such consent or approval is not obtained, then such Contract shall not be assigned until such consent or approval is obtained and Seller will use reasonable efforts to establish a mutually satisfactory arrangement to provide to Buyer the benefits of such Contract after the Closing.

       5.9 Access to Properties and Information. Following the Effective Date, Buyer and its representatives shall be afforded full access to all of the assets, properties, books, records, agreements, other documents and employees of Seller relating to the Business, in all cases during normal business hours and upon reasonable prior notice. Buyer and its representatives shall have the right to make abstracts from or copies of any such books, records, agreements, and commitments, and such Business shall furnish Buyer's representatives with such information concerning such affairs and copies of such documents, contacts, agreements and records as Buyer may reasonably request. All such information provided to Buyer in written form by Seller to the knowledge of Seller shall be true, complete and correct and shall be deemed represented as such by Seller to Buyer. Any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business. Buyer shall not contact any of Seller's employees or visit any portion of Seller's properties without Seller's prior knowledge. Buyer shall be responsible for ensuring that its employees or representatives maintain the confidentiality of any information learned during the investigation subject to the terms of Section 6.4 hereto.

       5.10 Termination of Employees. On the Closing Date, Seller will terminate its employees, deliver final paychecks to them for unpaid wages, accrued vacation, unused sick days and any other amounts owing to them. Seller shall cooperate with Buyer in the hiring and transitioning of those employees that Buyer desires to hire. On and after the Closing Date, Seller shall have the sole responsibility and obligation for complying with the health care continuation coverage requirements of Internal Revenue Code ("Code") Section 4980B and Section 601 et seq. of ERISA ("COBRA") that are applicable to the employees and the spouses and dependents of such employees not hired by Buyer and retained in Buyer's employ for at lease six months. Seller shall be solely responsible for providing COBRA continuation coverage to any person entitled to such coverage in connection with any health plan sponsored by Seller. Seller shall indemnify, defend and hold harmless Buyer and its employees, officers, directors, successors, assigns, subsidiaries, shareholders, agents, attorneys, representatives and affiliates from and against any and all losses, liabilities, demands, claims, expenses, judgments, costs, attorneys' fees, taxes and penalties arising under Code Section 4980B or ERISA Section 601 et seq. with respect to any individual who was an employee (or a spouse or dependent of such employee) of Seller prior to the Closing and who had or has a "qualifying event" (within the meaning of Code Section 4980(B)(f)(3)) before, on or after the Closing.

                                   ARTICLE VI
                               COVENANTS OF BUYER

       Buyer covenants and agrees that from the date hereof until the completion of the Closing:

       6.1 Representations and Warranties. Buyer shall give detailed written notice to Seller promptly upon learning of any fact which (i) would render untrue in any material respect any of Buyer's or Seller's representations or warranties contained in this Agreement or the information contained in Buyer's Disclosure Memorandum or Seller's Disclosure Memorandum or
(ii) would cause Buyer or Seller to fail to comply with its obligations hereunder in any material respect between the Effective Date and the Closing Date.

       6.2 Notice of Proceeding. Buyer will promptly notify Seller in writing upon:

              (a) Becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or

              (b) Receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

       6.3 Consummation of Agreement. Buyer shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and cause the transactions contemplated by this Agreement to be fully carried out.

       6.4 Confidentiality. Upon the termination of this Agreement prior to Closing, Buyer shall keep confidential and shall not use in any manner any information obtained from Seller concerning Seller or the Business.

       6.5 Offer of Employment. Buyer shall offer employment to certain employees of the Business to whom Buyer decides, in its sole discretion, to offer employment. Seller shall offer employment to Chris Holding and Forest Davis (without relocation from the Business) on terms and conditions acceptable to Buyer in its sole discretion. Any and all costs, expenses and liabilities arising from or relating to the failure of Buyer to hire existing employees of the Business shall be the sole responsibility of Seller.

       6.6 Post-Closing Sale. Buyer shall use its best efforts to maximize the sales of the Business during the period from the Closing Date to June 30, 1998

                                  ARTICLE VII
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

       The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

       7.1    Representations, Warranties and Covenants.

              (a) Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct as of the Effective Date and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent changes are permitted or contemplated pursuant to this Agreement; and

              (b) Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

       7.2 Officer's Certificate. Buyer shall have furnished Seller with a certificate, dated the Closing Date and duly executed by a duly authorized manager of Buyer, in form and substance satisfactory to the Seller, certifying that the conditions set forth in Sections 7.1(a) and (b) have been satisfied.

       7.3 Deliveries. Buyer shall have complied with each and every one of its obligations set forth in Section 9.2.

       7.4 Consents. All of the consents required to be obtained pursuant to Section 5.8 shall have been obtained.

                                  ARTICLE VIII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

       The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

       8.1    Representations, Warranties and Covenants.

              (a) Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the Effective Date and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent changes are permitted or contemplated pursuant to this Agreement;

              (b) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

       8.2 Officer's Certificate. Seller shall have furnished Buyer with a certificate, dated the Closing Date and duly executed by a duly authorized executive officer of Seller, to the effect that the conditions set forth in Sections 8.1 (a) and (b) have been satisfied.

       8.3 Deliveries. Seller shall have complied with each and every one of its obligations set forth in Section 9.1.

       8.4 Consents. All of the consents required to be obtained and the estoppel certificate referenced in Sections 5.8 shall have been obtained.

                                   ARTICLE IX
                      ITEMS TO BE DELIVERED AT THE CLOSING

       9.1 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer duly executed by Seller or such other signatory as may be required by the nature of the document:

              (a) Such deeds, bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance and transfer and assignment in form and substance reasonably satisfactory to Buyer sufficient to sell, convey, transfer and assign to Buyer all right, title and interest of Seller in and to the Assets;

              (b) Certified copies of resolutions, duly adopted by the shareholders and board of directors of Seller which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby;

              (c)    The consents obtained pursuant to Section 5.8;

              (d)    The certificate referred to in Section 8.2(c);

              (e) The Non-Compete Agreement executed by principals of Seller;

              (f) Certificates of Title to motor vehicles and titles to titled equipment and a bill of sale;

              (g)    The Lease Agreement;

              (h) Uniform Commercial Code ("UCC") termination statements terminating all UCC financing statements which cover any of the Assets or portions thereof; and

              (i)    The Escrow Instructions.

       9.2 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller, duly executed by Buyer or other signatory as required by the nature of the document:

              (a)    The cash portion of the Purchase Price;

              (b) Certified copies of resolutions, duly adopted by the directors of Buyer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby;

              (c)    The certificate referred to in Section 7.2;

              (d)    The Lease Agreement; and

              (e)    The Escrow Instructions.

       9.3 Property Tax Proration. The parties shall prorate and adjust at Closing the 1997 personal property tax, if any, covering assets purchased based upon their reasonable best estimate of amounts owning as of the Closing Date.

       9.4 Transfer Sales Tax. The parties shall share equally the sales, transfer, recording or similar taxes (other than income taxes) arising out of the sale and transfer of the Assets.


                                   ARTICLE X
                              POST-CLOSING MATTERS

       10.1 Collections. Seller will promptly remit to Buyer any payments received by it on any of the accounts receivable incurred in the Business on or after the Closing Date. Buyer will promptly remit to Seller any payments received by it on any of the accounts receivable incurred in the Business prior to the Closing Date. Buyer shall use its best efforts to collect accounts receivable incurred in the Business prior to the Closing Date. Buyer may endorse checks for deposit, payable to Seller, received in payment of accounts receivable incurred in the Business on or after the Closing Date. Buyer shall apply payments received by it on any accounts receivable which do not specify an invoice number to the oldest, non-disputed invoice.

       10.2   Asset Removal and Relocation.

              (a) Buyer's Rights and Duties. The parties acknowledge that following the Closing Date but prior to February 28, 1997, Buyer intends to remove the Assets from the Facility. In connection with Buyer's preparation, disassembly, packing, loading and transporting of the Assets from the Facility after the Closing Date (the "Removal"), Buyer shall use reasonable care and shall conduct the Removal in a reasonably orderly manner. Except as otherwise provided below, Buyer shall be solely responsible for all costs incurred in connection with the Removal, including, but not limited to, all costs associated with the destruction or demolition of any interior and/or exterior walls or other structures which are necessary for efficient Removal.

              (b) Seller's Rights and Duties. In connection with the Removal, Seller shall: (i) provide the Buyer with physical access to the Facility necessary for the Removal, (ii) cooperate with Buyer to obtain all necessary governmental consents, permits and licenses to permit the Removal (including the right to remove walls, etc. to the extent reasonably necessary to accomplish the Removal), and (iii) maintain public liability insurance during the course of the Removal in such amounts as have been historically maintained by Seller.

       10.3 License. Seller hereby grants to Buyer an exclusive license to use the name "Pure Flo" and all associated logos for the conduct of the Business for a period of one (1) year from the Closing Date. For as long as Buyer or any subsidiary or parent entity of Buyer are in the business of producing, storing or distributing ice, Seller shall not grant to any party other than Buyer or Buyer's assigns the right to use the name "Pure Flo" or any associated trademarks, trade names or logos for the conduct of the business of producing, storing or distributing ice.

       10.4 SDG&E Agreement. From the Closing Date until February 28, 1997, Buyer shall comply with all material terms and conditions of the Thermal Energy Ice Storage Agreement dated April 22, 1988 between San Diego Gas & Electric ("SDG&E") and Seller.


                                   ARTICLE XI
                                INDEMNIFICATION

       11.1 Indemnification by Seller. Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities or obligations arising with respect to the Assets or the Business up to the Closing, excepting only those certain liabilities expressly assumed by Buyer hereunder. Further, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorney's fees and costs (the "Losses") that Buyer may incur or suffer, which arise, result from, or relate to: (i) any inaccuracy of Seller's representations and warranties contained in this Agreement or in any agreement, instrument or document entered into pursuant hereto or in connection with the Closing, (ii) any breach of or failure by Seller to perform any of its covenants or agreements contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing, (iii) any violation of environmental or health and safety or other laws (as in effect at the Closing) arising out of the ownership or operation of the Business, including the real estate upon which the Facility is located, based on conditions existing prior to the Closing, regardless of when such claim, liability or loss is asserted, claimed or sustained, or (iv) any liability or obligation of Seller not included in the Assumed Liabilities. Seller shall not have any liability under this Section 11.1(a) unless Buyer gives written notice to Seller asserting a claim for such Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing Date, except for claims arising from breach of: (i) representations and warranties as to taxes and environmental matters, which shall survive until the expiration of the applicable statute of limitations.

       11.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities or obligations arising with respect to the Assets or the Business, as conducted by Buyer, after the Closing Date, excepting claims asserted after the Closing Date which relate to products sold or actions taken by Seller prior to the Closing Date. Further, Buyer shall indemnify, defend and hold harmless Seller from and against any and all Losses that Seller may incur or suffer, which arise, result from, or relate to: (i) any inaccuracy of Buyer's representations and warranties contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing, (ii) any breach of or failure by Buyer to perform any of its covenants or agreements contained in this Agreement or in any agreement, instrument or document pursuant hereto or in connection with the Closing, (iii) or any act, omission or breach by Buyer relating to any of the Assumed Liabilities. Buyer shall not have any liability under this Section
11.2 unless Seller gives written notice to Buyer asserting a claim for such Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of two (2) years from the Closing Date. Notwithstanding the foregoing, nothing in this Section 11.2 shall limit Seller's right to enforce Buyer's obligations pursuant to Section 1.4 at any time after the Closing Date.

       11.3   Defense of Third Party Actions.

              (a) Promptly after receipt of notice of any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party against a party to this Agreement ("Third Party Action"), the party in receipt of such notice who believes that it is entitled to indemnification under this Article XII (the "Indemnified Party") shall give notice to the other party hereto (the "Indemnifying Party") of such action. The failure of the Indemnified Party to give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any Liability which it may have other than under this Article XI.

              (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Party shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Party, unless the Indemnifying Party makes the election provided in paragraph (c) below.

              (c) By written notice within 20 days after receipt of a notice of a Third Party Action, an Indemnifying Party may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party agrees (a) to promptly indemnify the Indemnified Party for its expenses to date, and (b) to hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Party or any judgment in connection with that Third Party Action. The Indemnifying Party shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Party, or consent to entry of any judgment except with the consent of the Indemnified Party.

              (d) Upon assumption of control of the defense of a Third Party Action under paragraph (iii) above, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

              (e) If the Indemnifying Party does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Party shall promptly reimburse the Indemnified Party for expenses incurred by the Indemnified Party in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Party.

              (f) Any party who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

       11.4   Miscellaneous.

              (a) Either party hereto shall be entitled to indemnification hereunder unless the matter giving rise to the applicable liability, payment, obligation or expense was previously disclosed in writing to the Indemnified Party prior to the Closing Date.

              (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Party shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

                                  ARTICLE XII
                                 MISCELLANEOUS

       12.1 Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the mutual consent of Seller and Buyer; (b) by either Buyer or Seller if the Closing has not occurred on or before June 30, 1997; or (c) by Buyer at any time prior to five (5) days after Seller has supplied all of the requested due diligence materials to Buyer if Buyer, prior to such date, determines in its sole discretion that the results of its due diligence investigation of Seller is in any way unsatisfactory. A termination pursuant to this Section 12.1 shall not relieve any Party of any liability it otherwise has for a breach of this Agreement. As a condition to any termination by Buyer hereunder, all information and materials relating to the Business and to which Buyer obtained access during the negotiations leading to, or following, execution of this Agreement, and any other writings containing excerpts of such materials or information, and any or all copies thereof, shall be delivered to Seller.

       12.2 Expenses. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith.

       12.3 Preservation of Records. Buyer shall preserve and make available (including the right to inspect and copy) to Seller, its attorneys and accountants, for a reasonable period of time from and after the Closing Date (but in any event at least until all applicable statutes of limitation with respect to audits by taxing authorities have expired) and during normal business hours, such of the books, records, files, correspondence, memoranda and other documents transferred pursuant to this Agreement as Seller may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports and returns and the preparation of financial statements and Buyer shall at its own expense cause its employees to fully cooperate and to provide such reasonable assistance as may be requested by Seller. Buyer shall notify Seller prior to the destruction of such records and shall offer to return such records to the Seller.

       12.4 Non-Assignable Contracts. Nothing contained in this Agreement shall be construed as an assignment or an attempted assignment of any Contract which is by law nonassignable without the consent of the other party or parties thereto, unless such consent shall be given.

       12.5 Further Assurances. From time to time prior to, on and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

       12.6 Risk of Loss. The risk of loss, damage or destruction to any of the Assets to be transferred to Buyer hereunder from fire or other casualty or cause shall be borne by Seller at all times up to the time of the Closing, and, subject to the provisions of this Section 12.6, it shall be the responsibility of Seller to repair or cause to be repaired and to restore the property to its condition prior to any such loss, damage, or destruction. In the event of any such loss, damage or destruction in excess of $250,000, then Seller may elect to terminate this Agreement without any liability to it, unless Buyer elects to take the damaged property "as is" and an assignment of any insurance proceeds. In the event of any such loss, damage, or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be used to repair, replace, or restore any such property to its former condition, subject to the conditions stated below. It is expressly understood and agreed that, in the event of any loss or damage to any of the Assets to be sold hereunder from fire, casualty or other causes prior to the close of business on the day before the Closing Date, Seller shall notify Buyer of same in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable), and the insurance coverage. In the event that the property is damaged in an amount estimated by the parties in good faith to exceed $250,000, and is not completely repaired, replaced or restored on or before the Closing Date, the Buyer at its sole option and with no other recourse against Seller in respect of such loss, damage or destruction: (a) may elect, subject to Seller's right to terminate as referred to above, to postpone Closing until such time as the property has been completely repaired, replaced or restored to the reasonable satisfaction of Buyer, (b) may elect to consummate the Closing and accept the property in its then condition, in which event Seller shall pay to Buyer all proceeds of insurance and assign to Buyer the right to any unpaid proceeds; or (c) terminate this Agreement without liability to either party.



                                  ARTICLE XIII
                               DISPUTE RESOLUTION

       13.1 Direct Discussion. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement (a "Dispute"), the parties involved in such Dispute shall use their best efforts to settle such Dispute. To this effect, senior management of the parties involved shall consult and negotiate with each other in good faith to attempt to reach a just and equitable solution satisfactory to both parties.

       13.2 Arbitration. In the event that the Dispute cannot be settled under Section 13.1 above, the Dispute shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the procedures set forth below. In the event of any inconsistency between the Rules of the American Arbitration Association and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

              (a) Location. The location of the arbitration shall be in San Diego County, California.

              (b) Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and these two arbitrators so selected by the parties shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next thirty days, and the other party fails to appoint its designated arbitrator within thirty-one days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

              (c) Discovery. Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of the American Arbitration Association, the parties may request the arbitrator or other person authorized by law to subpoena witnesses and documents for presentation at the hearing.

              (d) Case Management. Prompt resolution of any dispute is important to the parties; and the parties hereto agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the Dispute.

              (e) Legal Representation. Counsel to the parties in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section 13.2 or in any other proceeding. Seller and Buyer, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such proceeding for any reason, including but not limited to the fact such counsel or any member thereof may be a witness in any such proceeding or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such proceeding.

              (f) Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

              (g) Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

              (h) Confidentiality. Except as set forth below, the parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, the decision of the arbitrators, and any documents produced by the parties in the course of the arbitration. Notwithstanding the foregoing, the parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then the prevailing party may, notwithstanding the foregoing, disclose information about the arbitration only to the extent necessary to obtain judicial enforcement of the award.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

       14.1 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representative, successors and assigns. No party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted





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
assignment or delegation without such consent shall be void. Seller agrees not to unreasonably withhold its consent to any assignment by Buyer of its rights hereunder prior to Closing to a corporation or other entity controlled by Buyer, provided that (a) such assignee will assume all obligations of Buyer hereunder, without Buyer being released, and (b) such assignment will not, in Seller's reasonable judgment, delay in any material way or make more doubtful the Closing.

       14.2 Amendments; Waivers. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       14.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

              (a)    If to Buyer, then to:

                     Southwestern Ice, Inc.
                     8572 Katy Freeway
                     Houston, Texas 77024
                     Attn:  A. J. Lewis, III, President
                     Fax:  (713) 464-4681

                     With a copy to:

                     Robert G. Copeland, Esq.
                     Luce, Forward, Hamilton & Scripps
                     600 West Broadway, Suite 2600
                     San Diego, CA 92101
                     Fax:  (619) 232-8311

              (b)    If to Seller, then to:

                     Pure Flo Package Water And Ice Co.
                     7737 Mission Gorge Road
                     Santee, California 92071
                     Fax: (619) 596-4154

              (c)    With a copy to:

                     David S. Lane, Esq.
                     Hinchy, Witte, Wood, Anderson & Hodges, APC
                     525 B Street, Suite 1500
                     San Diego, California 92101
                     Fax:  (619) 696-0555


Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 14.3 providing for the giving of notice.

       14.4 Announcements. Neither party shall make any written or other announcement regarding this Agreement or any of its terms without the prior written consent of the other party.

       14.5 Non-Disclosure of Purchase Price. Seller and Buyer shall keep confidential the amount of and payment terms of the Purchase Price. Notwithstanding the foregoing, either party may disclose the terms of the Purchase Price to persons who have a need to know, such as directors, trustees, management, investors, attorneys, lenders, accountants or insurers.

       14.6 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

       14.7 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of California.


                  [remainder of page intentionally left blank]

       14.8 Entire Agreement. This Agreement and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

       14.9 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.



                                     SOUTHWESTERN ICE, INC., a Texas corporation


                                     By:     /s/ A. J. Lewis, III
                                         ---------------------------------------
                                            A. J. Lewis, III, President


                                     PURE FLO PACKAGE WATER AND ICE CO., a
                                     California corporation



                                     By:     /s/ Charles R. Grant
                                         ---------------------------------------
                                            Charles R. Grant, President

                                  EXHIBIT "B"


       The Contracts for which Buyer will assume the obligations of Seller are as follows:


              Buyer's standing purchase order to purchase bags from Bemis Bag Co. and Arrow Bag Co.





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